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OPINION AND CONSENT OF GOODMAN PHILLIPS & VINEBERG               EXHIBIT 5(b)




                                                               September 1, 1999


Joseph E. Seagram & Sons, Inc.
375 Park Avenue
New York, N.Y.  10152
U.S.A.


The Seagram Company Ltd.
1430 Peel Street
Montreal, Quebec
Canada
H3A 1S9


                           RE:      THE SEAGRAM COMPANY LTD.
                                    ISSUE OF US $1,520,000,000 DEBT SECURITIES
                                    BY JOSEPH E. SEAGRAM & SONS, INC.



Dear Sirs:

         We are acting as Canadian counsel to The Seagram Company Ltd. (the "Guarantor") in connection with the Registration Statement on Form S-3 of Joseph
E. Seagram & Sons, Inc. (the "Company") and the Guarantor, under the Securities Act of 1933, as amended (the "Act") being filed today with the Securities and Exchange Commission (the "Registration Statement"), which Registration Statement also constitutes post-effective amendments (the "Post-Effective Amendments") to registration statements on Form S-3 (Registration Nos. 333-4136 and 333-62921) of the Company and the Guarantor, relating to, among other things, the Company's debt securities consisting of debentures, notes and/or other unsecured obligations (the "Debt Securities"), in one or more series as well as guarantees of the Guarantor (the "Guarantees"), which may be issued in connection with Debt Securities (Debt Securities and Guarantees being collectively referred to as the "Securities"), to be issued and sold by the Company and the Guarantor from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed US $1,520,000,000 (or the equivalent thereof in foreign denominated currencies or composite currencies).

         We have examined (i) the Articles of Amalgamation and By-Laws of the Guarantor and (ii) the Indenture, dated as of September 15, 1991, among the Company, the Guarantor and The Bank of New York, as trustee (the "Indenture"), pursuant to which Debt Securities may be issued.
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         In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantor, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         In addition, we have assumed that (i) the Registration Statement and the Post-Effective Amendments will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (iii) all Securities issued will be issued and sold in compliance with applicable United States, federal and state, and Canadian, federal and provincial, securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement (the "Underwriting Agreement") with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Guarantor and the other parties thereto and will constitute a valid and legally binding obligation of the Company and the Guarantor under applicable United States, federal and state, laws; (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vi) the Indenture constitutes a valid and legally binding obligation of the Company and the Guarantor under the laws of the State of New York and the United States respectively; (vii) the Debt Securities will have been duly authorized, validly executed, authenticated or countersigned, issued, registered and delivered with the Guarantees endorsed thereon, against payment therefor, in accordance with the terms of the Indenture and the applicable Underwriting Agreement and in accordance with the United States, federal and state, laws, and that the Debt Securities and the Guarantees endorsed thereon, if so authorized, executed, authenticated, countersigned, issued, registered, endorsed and/or delivered, as the case may be, respectively constitute valid and legally binding obligations of the Company and/or the Guarantor, as the case may be, in accordance with and subject to the respective terms thereof, under the United States, federal and state, laws, and (viii) the applicable Underwriting Agreement will be governed by the laws of the State of New York.

         Based upon and subject to the foregoing, we are of the opinion that with respect to Guarantees, when (i) all necessary corporate action has been taken by the Guarantor to authorize the issuance and terms of the Guarantees, the terms of the offering thereof and related matters, (ii) the Guarantees have been duly executed, countersigned, validly issued and delivered and endorsed by the Guarantor on the Debt Securities, if applicable, in accordance with
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the laws of Canada and the United States, federal or state, laws, the provisions of the applicable agreement relating to the Guarantees and the applicable Underwriting Agreement, and (iii) the Guarantees, if so authorized, executed, countersigned, issued, delivered and endorsed respectively, are legally issued and constitute valid and legally binding obligations of the Guarantor, in accordance with and subject to the terms thereof under the United States, federal or state, laws, the Guarantees will be validly issued and constitute valid and legally binding obligations of the Guarantor under the laws of the Province of Quebec and the laws of Canada applicable therein in accordance with and subject to the terms thereof.

         Our opinion is subject to:

         (i) the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally;

         (ii) general equitable principles or principles to substantially the same effect in civil law and a requirement to act with reasonableness and good faith and in a manner which is not excessive;

         (iii) the discretion of a court which may pronounce the nullity of the Guarantees, order the reduction of the obligations arising therefrom or revise the terms and conditions of the obligations of the Guarantor thereunder to the extent that a court finds that, having regard to the risk and to all the circumstances, the Guarantor has suffered lesion;

         (iv) the unavailability of discretionary remedies such as an order of specific performance and an injunction when damages are considered an adequate remedy;

         (v) the Currency Act (Canada) which precludes a court in Canada from giving a judgment in any currency other than Canadian currency;

         (vi) the Criminal Code (Canada) which prohibits the reception of interest at an effective annual rate that exceeds 60% of the credit advanced (taking into account all charges, fees and other such expenses); and

         (vii) the application of United States, federal and state, laws by a court in the Province of Quebec or the recognition and enforcement by a court in the Province of Quebec of a financial and conclusive judgment for a sum of money obtained in the United States, with respect to the Guarantees.
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         We are members of the Bar of the Province of Quebec and we do not express any opinion herein concerning any law other than the laws of the Province of Quebec and the laws of Canada applicable therein. We understand that you are relying, as to matters of the laws of the States of New York and Indiana and the United States, on the opinions of Simpson Thacher & Bartlett, United States counsel for the Guarantor, and Barnes & Thornburg, United States counsel for the Company, which are being delivered to you and filed with the Securities and Exchange Commission today as exhibits to the Registration Statement and Post-Effective Amendments.

         This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon, or furnished to, any other person, firm or corporation without our prior written consent; provided, however, that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and Post-Effective Amendments and to the references to us under the caption "Legal Matters" in the Prospectus forming a part thereof.

         This opinion (including the consent set forth in the preceding paragraph) applies to any Securities registered pursuant to Rule 462(b) under the Act and may be incorporated by reference into any registration statement filed pursuant to such Rule with respect to such Securities.


                                        Yours truly,

                                        /s/ Goodman Phillips & Vineberg